EXHIBIT 3.1



                           RJR NABISCO HOLDINGS CORP.

                                     BY-LAWS

                      As Amended Effective August 21, 1995



                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                Section 1. Place of Meetings. Meetings of stockholders of the
                           -----------------
Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                Section 2. Annual and Special Meetings. Annual meetings of
                           ---------------------------
stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of stockholders may be called by the Chairman for any purpose, shall be called by the Chairman or the Secretary if directed by the Board of Directors, and may not be called by or at the request of any other person.

                Section 3. Notice. Except as otherwise provided by law or by the
                           ------
Certificate of Incorporation, written notice shall be given to each stockholder entitled to vote at least 10 and not more than 60 days before each meeting of stockholders, such notice to include the time, date and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                Section 4. Quorum. At any meeting of stockholders, the holders
                           ------
of record, present in person or by proxy, of a majority of the Corporation's stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

                Section 5. Conduct of Meeting and Order of Business. The
                           ----------------------------------------
Chairman or, in his absence, either Vice Chairman, or both of them, shall act as chairman at all meetings of stockholders. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary shall act as secretary at all meetings of stockholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

                Business to be conducted at annual meetings of stockholders shall be limited to that properly submitted to the meeting either by or at the direction of the Board of Directors or by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice requirements set forth in Section 6 of this Article I. If the chairman of the meeting shall determine that any business was not properly submitted in accordance with the terms of Section 6 of this Article I, he shall declare to the meeting that such business was not properly submitted and would not be transacted at that meeting.

                Section 6. Advance Notice of Stockholder Proposals. In order to
                           ---------------------------------------
properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

                Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 6, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this
Section 6.

                A stockholder may nominate a person or persons for election to the Board of Directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder of business to be submitted at an annual meeting of stockholders, with respect to any special meeting of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

                The Secretary of the Corporation shall deliver any stockholder proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

                A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder,
(ii) the class and number of shares of stock beneficially owned by such stockholder, (iii) the name in which such shares are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

                In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (f) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

                Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

                Notwithstanding the foregoing provisions of this Section 6, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

                Section 7. Voting. Except as otherwise provided by law or by the
                           ------
Certificate of Incorporation, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's stock issued and outstanding and entitled to vote.

                A proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman of the meeting. No stockholder may designate more than four persons to act on his behalf at a meeting of stockholders.

                Section 8. Inspectors of Election. Prior to any meeting of
                           ----------------------
stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof in accordance with the Delaware General Corporation Law. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

                Section 9. Record Date for Action by Written Consent; Inspectors and Effectiveness.
                            ------------------------------------------

                               (a) In order that the Corporation may determine
                  the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

                  Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                               (b) In the event of the delivery, in the manner
                  provided by Section 9(a), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 9(a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be  entitled  to contest  the  validity  of any  consent
                  or  revocation thereof,   whether  before  or  after  such
                  certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                               (c) Every written consent shall bear the date of
                  signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in accordance with
                  Section 9(a), a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in
                  Section 9(a).


                                   ARTICLE II

                                    DIRECTORS
                                    ---------

                Section 1. Number, Election and Removal of Directors. The number
                           -----------------------------------------
of Directors that shall constitute the Board of Directors shall be not less than one nor more than seventeen. The first Board of Directors shall consist of three Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting and shall serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders, and any Director so chosen shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify. A Director may be removed with or without cause by the stockholders.

                Section 2. Meetings. Regular meetings of the Board of Directors
                           --------
shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman and shall be called by the Chairman or the Secretary if directed by the Board of

Directors. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular or special meetings of the Board of Directors.

                Section 3. Quorum. One-third of the total number of Directors
                           ------
shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                Section 4. Executive Committee. The Board of Directors, by
                           -------------------
resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee consisting of the Chairman and at least two other Directors. Meetings of the Executive Committee shall be held without notice at such dates, times and places as shall be determined by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation that are permitted by law to be exercised by a committee of the Board of Directors, including the power to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger of parent corporation and subsidiary or subsidiaries; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation with respect to the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation or adopting a certificate of ownership and merger of the Corporation (other than a certificate of ownership and merger of parent corporation and subsidiary or subsidiaries). The majority of the members of the Executive Committee shall constitute a quorum. Minutes shall be kept of the proceedings of the Executive Committee, which shall be reported at meetings of the Board of Directors. The Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors of the Corporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

                Section 5. Other Committees of Directors. The Board of Directors
                           -----------------------------
may, by resolution adopted by a majority of the Board of Directors, designate one or more other committees to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.


                                   ARTICLE III

                                    OFFICERS
                                    --------

                Section 1. Description and Terms. The officers of the
                           ---------------------
Corporation shall be the Chairman, who shall be the Chief Executive Officer of the Corporation, two Vice Chairmen, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and serve at the pleasure of the Board of Directors; provided that the Chairman may appoint Senior Vice Presidents, Vice Presidents or Assistant Officers at his discretion. Subject to such limitations as may be imposed by the Board of Directors, the Chairman shall have full executive power and authority with respect to the Corporation and shall have all the power and authority reserved to the office of President under Delaware Law. Each Vice Chairman shall have such powers and authority as the Chairman may determine. In addition, in the absence or incapacitation of the Chairman, each Vice Chairman, acting singly, shall have all the power and authority of the Chairman. Other officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chairman with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Subject to such limitations as the Board of Directors may provide, each officer may further delegate to any other officer or any employee or agent of the Corporation such portions of their authority as the officer shall deem appropriate, subject to such limitation as the officer shall specify, and may revoke such authority at any time.

                Section 2. Stockholder Consents and Proxies. The Chairman, each
                           --------------------------------
Vice Chairman, the Secretary and the Treasurer, or any one of them, shall have the power and authority on behalf of the Corporation to execute any stockholders' consents or proxies and to attend and act and vote in person or by proxy at any meetings of stockholders of any corporation in which the Corporation may own stock, and at any such meetings shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the Corporation might have possessed and executed if present. The Board of Directors by resolution from time to time may confer like powers upon any other officer.


                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

                To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

                Section 1. Notices. Whenever any statute, the Certificate of
                           -------
Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice to be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram or facsimile transmission or be delivered personally or by telephone.

                Section 2.  Fiscal Year.  The fiscal year of the Corporation
                            -----------
shall be fixed by the Board of Directors.

                Section 3. Certificates of Stock. Certificates representing
                           ---------------------
shares of the Corporation shall be signed by the Chairman and by the Secretary or an Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.